Exhibit 1.02

Qualys, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (the “Report”) of Qualys, Inc. (“Qualys” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals” which include gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Company Overview

We are a leading provider of cloud security and compliance solutions that enable organizations to identify security risks to their IT infrastructures, help protect their IT systems and applications from ever-evolving cyber attacks and achieve compliance with internal policies and external regulations. Our cloud solutions address the growing security and compliance complexities and risks that are amplified by the dissolving boundaries between internal and external IT infrastructures and web environments, the rapid adoption of cloud computing and the proliferation of geographically dispersed IT assets. Our integrated suite of security and compliance solutions delivered on our QualysGuard Cloud Platform enables our customers to identify their IT assets, collect and analyze large amounts of IT security data, discover and prioritize vulnerabilities, recommend remediation actions and verify the implementation of such actions. Organizations use our integrated suite of solutions delivered on our QualysGuard Cloud Platform to cost-effectively obtain a unified view of their security and compliance posture across globally-distributed IT infrastructures.

As part of our cloud platform, we host and operate a large number of globally distributed physical scanner appliances that our customers use to scan their externally facing systems and web applications. To scan internal IT assets, customers can also deploy our scanners, which are available on a subscription basis as physical appliances or downloadable virtual images, within their internal networks. Our scanner appliances self-update daily in a transparent manner using our automated and proprietary scan management technology. These scanner appliances allow us to scale our cloud platform to scan networked devices and web applications across organizations’ networks around the world.

Description of the Company’s Products Covered by this Report

This Report relates to our managed scanner appliances that were manufactured, or contracted to be manufactured, by the Company and for which the manufacture was completed during calendar year 2013. We refer to these products in this Report as “Covered Products”.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that gold, tantalum, tin, and tungsten are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during the calendar year 2013. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we determined to survey all of our first tier contract manufacturers.

As such, our RCOI primarily consisted of requesting the conflict minerals reporting template prepared by the Electronic Industry Citizenship Coalition and Global eSustainability Initiative (“EICC-GeSI”) be completed and returned to us from our first tier contract manufacturers. Responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our contract manufacturers for corrections and clarifications as needed.

We requested from our nine contract manufacturers that they complete this template and we received responses from four of our contract manufacturers affirmatively indicating that none of the necessary Conflict Minerals included in our Covered Products that we contract to manufacture originated from the Covered Countries. Our remaining five contract manufacturers did not provide sufficient information to determine the facilities used to process the Conflict Minerals contained in our Covered Products.

Based on our RCOI, and in light of the responses we received from our contract manufacturers discussed above, we were unable to determine that the Conflict Minerals did not originate in the Covered Countries, or if our Conflict Minerals came from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals which was designed to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “Framework”), in order to determine if any Conflict Minerals included in our Covered Products may have originated in the Covered Countries and if so, whether they benefited armed groups in those countries.

After performing the RCOI and due diligence designed to conform with the Framework, we determined that our products are DRC Conflict Undeterminable with regard to calendar year 2013 because we were unable to comprehensively determine the origin of all Conflict Minerals used in our Covered Products, the facilities used to process them, their country of origin, and their mine or location of origin.

In accordance with the five-step Framework, the design of our due diligence includes the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us with respect to each of the five steps of the Framework is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.	Adopt and Commit to a Supply Chain Policy for Conflict Minerals: We are committed to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. We have a Code of Business Conduct and Ethics (“Code of Conduct”) available at http://investor.qualys.com/corporate-governance.cfm which requires honest and ethical conduct and compliance with all applicable laws. Our Code of Conduct provides that we select suppliers not only on the merits of their products and services but also on their business practices and that we will not establish business relationships with any suppliers if we know or have reason to believe that their business practices violate any applicable laws. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

b.	Internal Management to Support Supply Chain Due Diligence: Our management has established an internal compliance team which includes members from our operations, legal and finance departments, charged with the development and implementation of our conflict minerals program.

c.	Controls and Transparency to Support Supply Chain Diligence: As described above, we undertook a RCOI with respect to the Conflict Minerals in our supply chain by requesting the EICC-GeSI template be completed by each of our contract manufacturers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

d.	Supplier Engagement: We continue to actively engage with our contract manufacturers to strengthen our relationship with them. We have communicated to our contract manufacturers our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries. With respect to our contract manufacturers that were unable to provide us with sufficient information to determine the facilities used to process the Conflict Minerals contained in our Covered Products, we have communicated that we are evaluating such responses and may elect to seek alternative arrangements with other contract manufacturers to the extent any such contract manufacturers are unable to cooperate with us in our due diligence efforts.

e.	Grievance Mechanism: Our Code of Conduct includes procedures for reporting violations of our Code of Conduct, including how to report such violations anonymously. We believe that this is an appropriate mechanism for our employees to report violations of our Code of Conduct, which we anticipate will include our Conflict Minerals policy, once available.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult for us to identify actors upstream from our first tier contract manufacturers. As discussed above, we identified nine first tier contract manufacturers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products that we contract with them to manufacture for us. Our contract manufacturers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We are in the process of developing a formal risk management plan though which our conflict minerals program will be implemented, managed and monitored. During calendar year 2013, when our contract manufacturers did not provide us with complete or reliable responses to the EICC-GeSI template, such matters were reported to members of our executive management team who considered a variety of responses to such manufacturers, including seeking alternative arrangements, with the further input from our internal compliance team. However, we have not yet identified any circumstances to date where it was necessary to terminate a contract or find a replacement contract manufacturer.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and therefore we do not directly conduct audits. Instead, we have supported the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program (“CFSP”) by encouraging our contract manufacturers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free as part of the Conflict-Free Smelter Program.

5.	Reporting on Supply Chain Due Diligence

In 2014, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://investor.qualys.com/sec.cfm.

This Report includes information about the RCOI we undertook, our due diligence process designed to conform with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by our contract manufacturers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below. This table includes only facilities that are listed in the EICC-GeSI template as “known smelters or refineries.” A “Yes” in the far right column of the table indicates that the smelter or refinery has received a “conflict free” designation from an independent third party audit program as of May 28, 2014. A “No” in the far right column of the table indicates that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

Metal	Smelter or Refiner Facility Name	Location	“Conflict Free” Designation

Gold	Aida Chemical Industries Co. Ltd.	Japan	No

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	No

Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil	Yes

Gold	Argor-Heraeus SA	Switzerland	Yes

Metal	Smelter or Refiner Facility Name	Location	“Conflict Free” Designation

Gold	Asahi Pretec Corporation	Japan	Yes

Gold	Asaka Riken Co Ltd	Japan	No

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	No

Gold	Aurubis AG	Germany	No

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	No

Gold	Boliden AB	Sweden	No

Gold	Caridad	Mexico	No

Gold	CCR Refinery – Glencore Canada Corporation	Canada	No

Gold	Cendres & Métaux SA	Switzerland	No

Gold	Chimet S.p.A.	Italy	Yes

Gold	Chugai Mining	Japan	No

Gold	Daejin Indus Co. Ltd	Korea, Republic of	No

Gold	DaeryongENC	Korea, Republic of	No

Gold	Do Sung Corporation	Korea, Republic of	No

Gold	Dowa	Japan	Yes

Gold	Eco-System Recycling Co., Ltd.	Japan	Yes

Gold	FSE Novosibirsk Refinery	Russian Federation	No

Gold	Guangdong Jinding Gold Limited	China	No

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	No

Gold	Heimerle + Meule GmbH	Germany	Yes

Gold	Heraeus Ltd. Hong Kong	Hong Kong	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes

Gold	Hwasung CJ Co. Ltd	Korea, Republic of	No

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	No

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes

Gold	Istanbul Gold Refinery	Turkey	Yes

Gold	Japan Mint	Japan	No

Gold	Jiangxi Copper Company Limited	China	No

Gold	Johnson Matthey Inc	United States	Yes

Gold	Johnson Matthey Ltd	Canada	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	No

Gold	JSC Uralectromed	Russian Federation	No

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes

Gold	Kazzinc Ltd	Kazakhstan	No

Gold	Kennecott Utah Copper LLC	United States	Yes

Gold	Kojima Chemicals Co., Ltd	Japan	Yes

Gold	Korea Metal Co. Ltd	Korea, Republic of	No

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	No

Gold	L’ azurde Company For Jewelry	Saudi Arabia	No

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	No

Gold	LS-Nikko Copper Inc.	Korea, Republic of	Yes

Gold	Materion	United States	Yes

Gold	Matsuda Sangyo Co., Ltd.	Japan	Yes

Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Yes

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	Yes

Gold	Metalor Technologies SA	Switzerland	Yes

Gold	Metalor USA Refining Corporation	United States	Yes

Gold	Met-Mex Peñoles, S.A.	Mexico	No

Gold	Mitsubishi Materials Corporation	Japan	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes

Gold	Moscow Special Alloys Processing Plant	Russian Federation	No

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	No

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	No

Gold	Nihon Material Co. Ltd	Japan	Yes

Metal	Smelter or Refiner Facility Name	Location	“Conflict Free” Designation

Gold	Ohio Precious Metals, LLC	United States	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	No

Gold	OJSC Kolyma Refinery	Russian Federation	No

Gold	PAMP SA	Switzerland	Yes

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	No

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	No

Gold	PX Précinox SA	Switzerland	No

Gold	Rand Refinery (Pty) Ltd	South Africa	Yes

Gold	Royal Canadian Mint	Canada	Yes

Gold	Sabin Metal Corp.	United States	No

Gold	SAMWON METALS Corp.	Korea, Republic of	No

Gold	Schone Edelmetaal	Netherlands	No

Gold	SEMPSA Joyería Platería SA	Spain	Yes

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	No

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	No

Gold	So Accurate Group, Inc.	United States	No

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	No

Gold	Solar Applied Materials Technology Corp.	Taiwan	Yes

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes

Gold	The Great Wall Gold and Silver Refinery of China	China	No

Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	No

Gold	Tokuriki Honten Co., Ltd	Japan	Yes

Gold	Tongling Nonferrous Metals Group Co.,Ltd	China	No

Gold	Torecom	Korea, Republic of	No

Gold	Umicore Brasil Ltda	Brazil	No

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Yes

Gold	United Precious Metal Refining, Inc.	United States	Yes

Gold	Valcambi SA	Switzerland	Yes

Gold	Western Australian Mint trading as The Perth Mint	Australia	Yes

Gold	Yamamoto Precious Metal Co., Ltd.	Japan	No

Gold	Yokohama Metal Co Ltd	Japan	No

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	No

Gold	Zijin Mining Group Co. Ltd	China	No

Tin	China Tin Group Co., Ltd.	China	No

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	No

Tin	Cooper Santa	Brazil	No

Tin	CV Serumpun Sebalai	Indonesia	No

Tin	CV United Smelting	Indonesia	No

Tin	EM Vinto	Bolivia	No

Tin	Estanho de Rondônia S.A.	Brazil	No

Tin	Fenix Metals	Poland	No

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China	Yes

Tin	Gejiu Zi-Li	China	No

Tin	Huichang Jinshunda Tin Co. Ltd	China	No

Tin	Jiangxi Nanshan	China	No

Tin	Kai Unita Trade Limited Liability Company	China	No

Tin	Linwu Xianggui Smelter Co	China	No

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes

Tin	Metallo Chimique	Belgium	No

Tin	Mineração Taboca S.A.	Brazil	Yes

Tin	Minmetals Ganzhou Tin Co. Ltd.	China	No

Tin	Minsur	Peru	Yes

Tin	Mitsubishi Materials Corporation	Japan	Yes

Metal	Smelter or Refiner Facility Name	Location	“Conflict Free” Designation

Tin	Novosibirsk Integrated Tin Works	Russian Federation	No

Tin	OMSA	Bolivia	Yes

Tin	PT Artha Cipta Langgeng	Indonesia	No

Tin	PT Babel Inti Perkasa	Indonesia	No

Tin	PT Bangka Putra Karya	Indonesia	No

Tin	PT Bangka Tin Industry	Indonesia	No

Tin	PT Belitung Industri Sejahtera	Indonesia	No

Tin	PT Bukit Timah	Indonesia	Yes

Tin	PT DS Jaya Abadi	Indonesia	No

Tin	PT Eunindo Usaha Mandiri	Indonesia	No

Tin	PT Mitra Stania Prima	Indonesia	No

Tin	PT Prima Timah Utama	Indonesia	No

Tin	PT Refined Bangka Tin	Indonesia	No

Tin	PT Sariwiguna Binasentosa	Indonesia	No

Tin	PT Stanindo Inti Perkasa	Indonesia	No

Tin	PT Tambang Timah	Indonesia	Yes

Tin	PT Timah (Persero), Tbk	Indonesia	Yes

Tin	PT Tinindo Inter Nusa	Indonesia	No

Tin	Rui Da Hung	Taiwan	No

Tin	Soft Metais, Ltda.	Brazil	No

Tin	Thaisarco	Thailand	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Yes

Tin	Yunnan Chengfeng Non-Ferrous Metals Co.,Ltd.	China	No

Tin	Yunnan Tin Company, Ltd.	China	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	China	Yes

Tantalum	Duoluoshan	China	Yes

Tantalum	Exotech Inc.	United States	Yes

Tantalum	F&X Electro-Materials Ltd.	China	Yes

Tantalum	Global Advanced Metals	United States	Yes

Tantalum	H.C. Starck Group	Germany	Yes

Tantalum	Hi-Temp	United States	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes

Tantalum	JiuJiang Tanbre Co., Ltd.	China	Yes

Tantalum	Kemet Blue Powder	United States	Yes

Tantalum	Metallurgical Products India (Pvt.) Ltd.	India	Yes

Tantalum	Mitsui Mining & Smelting	Japan	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes

Tantalum	Plansee	Austria	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd	China	Yes

Tantalum	Solikamsk Metal Works	Russian Federation	Yes

Tantalum	Taki Chemicals	Japan	Yes

Tantalum	Tantalite Resources	South Africa	Yes

Tantalum	Telex	United States	Yes

Tantalum	Ulba	Kazakhstan	Yes

Tantalum	Zhuzhou Cement Carbide	China	Yes

Tungsten	A.L.M.T. Corp.	Japan	No

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China	No

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	No

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	No

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	No

Tungsten	Ganzhou Non-Ferrous Metals Smelting Co., Ltd.	China	No

Tungsten	Global Tungsten & Powders Corp.	United States	Yes

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	China	No

Tungsten	HC Starck GmbH	Germany	No

Metal	Smelter or Refiner Facility Name	Location	“Conflict Free” Designation

Tungsten	Hunan Chenzhou Mining Group Co	China	No

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	No

Tungsten	Japan New Metals Co Ltd	Japan	No

Tungsten	Kennametal Fallon	United States	No

Tungsten	Kennametal Huntsville	United States	No

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	No

Tungsten	Wolfram Bergbau und Hütten AG	Austria	No

Tungsten	WOLFRAM Company CJSC	Russian Federation	No

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	No

Tungsten	Xiamen Tungsten Co., Ltd	China	No

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China	No

DRC Conflict Undeterminable

After exercising the due diligence described above, we were unable to determine whether or not each of the Covered Products qualify as “DRC conflict free,” as defined under the Rule. Accordingly, we have reasonably determined that each of the Covered Products is “DRC conflict undeterminable,” as defined in the Rule.

Future Steps

We have communicated our expectations to our contract manufacturers regarding our commitment to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries and we are currently considering developing a more formal Conflict Minerals policy. Since the end of 2013, we have continued, and plan to continue, to increase our engagement with our relevant first-tier contract manufacturers in order to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of conflict minerals in our supply chain.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Qualys. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2013 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol due to this being the first year for SEC disclosures for Section 1502 of Dodd-Frank, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2013, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the covered countries.